Registration No. 33-



                 SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.
                               20549


                              FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933

                       TEXFI INDUSTRIES, INC.
         (Exact Name of Issuer as specified in its charter)

   North Carolina                             56-0795032
(State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)           Identification No.)


                  5400 Glenwood Avenue, Suite 215
                   Raleigh, North Carolina  27612
     (Address of Principal Executive Offices)     (Zip Code)

                       TEXFI INDUSTRIES, INC.
             DIRECTORS DEFERRED STOCK COMPENSATION PLAN
                      (Full title of the plan)

                  DANE L. VINCENT, VICE PRESIDENT
                      OF FINANCE AND TREASURER
                       Texfi Industries, Inc.
                  5400 Glenwood Avenue, Suite 215
                   Raleigh, North Carolina  27612
              (Name and Address of agent for service)

                            (919) 783-4736
   (Telephone Number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE

                           Proposed       Proposed
Title of                   Maximum        Maximum
Securities                 Offering       Aggregate
to be       Amount to be   Price          Offering    Amount of
Registered  Registered     Per Share*     Price*      Registration Fee

Common Stock,
par value
$1.00 per     100,000      $2.75          $275,000    $94.83*
share         shares

    *Pursuant to Rule 457(h), the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 19, 1995 has been used to calculate the amount of the registration fee.

    Approximate date of sale to the public: Upon effectiveness of this Registration Statement.

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                  Registration of Additional Shares

    This Registration Statement is filed to register 100,000 additional shares of the Common Stock, par value $1.00 per share of Texfi Industries, Inc. issuable pursuant to an amendment to the Company's Directors Deferred Stock Compensation Plan. The contents of the Company's Form S-8 Registration Statements (No. 33-31969) filed with the Securities and Exchange Commission, are hereby incorporated by reference.

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                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 20, 1995.

                                 TEXFI INDUSTRIES, INC.


                              By:/S/ Andrew J. Parise, Jr.
                                 Andrew J. Parise, Jr.
                                 President and Chief Operating Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                  Title                    Date


                          Chairman of the Board of
Richard L. Kramer         Directors


/S/ William L. Remley     Chief Executive Officer and   June 20, 1995
William L. Remley         Vice Chairman of the Board


/S/ Andrew J. Parise, Jr. President, Chief Operating    June 20, 1995
Andrew J. Parise, Jr.     Officer and Director


/S/ Braxton Schell           Director                   June 20, 1995
Braxton Schell


/S/ William D. Goldston, Jr. Director                   June 20, 1995
William D. Goldston, Jr.


/S/ John D. Mazzuto          Director                   June 20, 1995
John D. Mazzuto


                             Director
John S. Rainey


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